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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Kosmos Energy Ltd. for the registration of common shares, preference shares, debt securities, warrants, purchase contracts and units and to the incorporation by reference therein of our reports dated February 26, 2018, with respect to the consolidated financial statements and schedules of Kosmos Energy Ltd., and the effectiveness of internal control over financial reporting of Kosmos Energy Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ ERNST &YOUNG LLP

Dallas, Texas
August 28, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM